UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

March 14, 2007

WORLD OMNI AUTO RECEIVABLES TRUST 2007–A

(Issuing Entity with respect to Securities)

WORLD OMNI FINANCIAL CORP.

(Sponsor with respect to Securities)

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor with respect to Securities)

Delaware

(State or other jurisdiction of incorporation or organization)

333-133809-02

(Commission File Number)

52-2184798

(Depositor’s I.R.S. Employer Identification No.)

6189

(Primary Standard Industrial Classification Code Number)

190 Jim Moran Blvd.

Deerfield Beach, FL 33442

(Address of principal executive offices of depositor, including Zip Code)

Depositor’s telephone number, including area code: (954) 429-2200

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the depositor under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Form 8-K/A is being filed for the purpose of correcting the previously filed version of the Sale and Servicing Agreement, dated as of February 21, 2007, by and among World Omni Financial Corp., as servicer, World Omni Auto Receivables LLC, as depositor, and World Omni Auto Receivables Trust 2007-A, as issuing entity, filed as Exhibit 4.1 by the registrant on February 27, 2007, because the version of Exhibit 4.1 previously filed contained an inaccuracy in the definition of Class A Noteholders’ Monthly Interest Distributable Amount with respect to the interest due on the first Payment Date with respect to the Class A-4 Notes. Attached hereto as Exhibit 4.1 is the corrected version of the Sale and Servicing Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 4.1	Sale and Servicing Agreement, dated as of February 21, 2007, by and among World Omni Financial Corp., as servicer, World Omni Auto Receivables LLC, as depositor, and World Omni Auto Receivables Trust 2007-A, as issuing entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO RECEIVABLES LLC (Depositor)

	By:	/s/ Ben Miller
Dated: March 14, 2007	Name:	Ben Miller
	Its:	Assistant Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description
Exhibit 4.1	Sale and Servicing Agreement, dated as of February 21, 2007, by and among World Omni Financial Corp., as servicer, World Omni Auto Receivables LLC, as depositor, and World Omni Auto Receivables Trust 2007-A, as issuing entity.

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